Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-176244, 333-193521) and Form S-8 (Nos. 333-52277, 333-120508, 333-124910, 333-143670, 333-160389, 333-160392, 333-168124, 333-176204, 333-183511) of Progenics Pharmaceuticals, Inc. of our report dated March 15, 2012 relating to the financial statements, which appears in this Form 10‑K.
PricewaterhouseCoopers LLP
New York, New York
 March 13, 2014